UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 2, 2012

The Allstate Corporation
(Exact name of registrant as specified in charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2775 Sanders Road, Northbrook, Illinois (Address of principal executive offices)		60062 (Zip Code)
Registrant's telephone number, including area code (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2.below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. – Financial Information

Item 8.01.  Other Events.

       On January 1, 2012, The Allstate Corporation (the "Company") adopted Accounting Standards Update 2010-26, "Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts", on a retrospective basis. This Current Report on Form 8-K is being filed to reflect the impact of the adoption on the Company's previously issued financial statements. For further detail, see Note 2 of the consolidated financial statements. The following items of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are being revised in Exhibit 99.1 to this Current Report on Form 8-K:

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  Part II, Item 6, Selected Financial Data

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  Part II, Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations

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  Part II, Item 8, Financial Statements and Supplementary Data

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  Part IV, Item 15(a)(2), Financial Statement Schedules

       The revised sections of the Annual Report have not been updated for any other activities or events occurring after February 22, 2012, the date this information was filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011. This Current Report on Form 8-K should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 and our Current Reports on Form 8-K and any amendments thereto for updated information.

Section 9. – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)
Exhibits

12	Computation of Earnings to Fixed Charges Ratio
23	Consent of Independent Registered Public Accounting Firm
99.1	Revised items in 2011 Annual Report on Form 10-K:
Part II, Item 6, Selected Financial Data
Part II, Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations
Part II, Item 8, Financial Statements and Supplementary Data
Part IV, Item 15(a)(2), Financial Statement Schedules
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE ALLSTATE CORPORATION (registrant)
By	/s/ Samuel H. Pilch
Name:	Samuel H. Pilch
Title:	Senior Group Vice President and Controller

Dated: May 2, 2012